                                                          CONFIDENTIAL TREATMENT
                                                          EXHIBIT 10.24

THE REGISTRANT HAS REQUESTED CONFIDENTIAL TREATMENT FOR CERTAIN PORTIONS OF THIS AGREEMENT. THOSE PORTIONS HAVE BEEN OMITTED FROM THIS COPY OF THE AGREEMENT AT THE PLACES INDICATED BY "XXXXXXXXXX"; AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                 AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT
                 ---------------------------------------------

     AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT ("Amendment") made as of June 26, 1996, by and among CENTOCOR, INC. a Pennsylvania corporation ("CNTO"), CENTOCOR B.V., a Netherlands corporation ("CBV"); and together with CNTO, collectively, ("Centocor"), and ELI LILLY AND COMPANY, an Indiana corporation ("Lilly").

                                   BACKGROUND
                                   ----------

     A. Centocor and Lilly are parties to a certain Sales and Distribution Agreement dated July 15, 1992, as amended (the "Agreement").

     B. Centocor and Lilly now desire to amend certain provisions of the Agreement as set forth herein.

     C. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

     NOW, THEREFORE, Centocor and Lilly, each intending to be legally bound hereby, agree as follows:

     1.   Amendments. The Agreement shall be amended as follows:

          1.1 ReoPro. All references in the Agreement to "CentoRx" shall be deemed to refer to "ReoPro", and Section 1.6 of the Agreement shall be amended and restated in its entirety to read as follows:

               "l.6 "ReoPro" means the 7E3(TM) monoclonal antibody pharma-ceutical product known as ReoPro(R) in the Territory."

          1.2 Territory. Notwithstanding any provision of the Agreement to the contrary, including, without limitation, Section 13.4 of the Agreement, the term "Territory" as it applies to ReoPro shall mean "the entire world, except for Japan".

     2. Continuing Research, Development and Commercialization of ReoPro. Notwithstanding anything in the Agreement, or any correspondence or discussions entered into in connection therewith, Centocor and Lilly hereby agree that all costs and expenses as described in Article VII and Exhibit A of the Agreement incurred after the date of this Amendment in connection with the continued research, development and commercialization of ReoPro in the Territory, including, but not limited to, costs and expenses of clinical studies for XXXXXXXXXX shall be shared XXXXXXXXXX by Centocor and Lilly in accordance with the XXXXXXXXXX sharing system described in Article VII and Exhibit A of the Agreement. Notwithstanding the foregoing, all cost sharing as described in this Amendment and the Agreement shall be limited to those costs related to plans approved by the Product Committee.

     3. Clinical Development of ReoPro. Centocor and Lilly each hereby agree to proceed with the clinical development of ReoPro for XXXXXXXXXX.

     4. Closing Date; Settlement Date. The closing of the transactions contemplated by this Amendment is to be held on June 26, 1996 (the "Closing Date"). The transactions contemplated by this Amendment including, but not limited to, the amendments set forth in Section 1 hereof shall only become effective on the Closing Date provided that all the conditions set forth in
Section 10 hereof are fully satisfied or waived as described in Section 10 of this Amendment. On July 9, 1996 (the "Settlement Date") CNTO shall deliver to Lilly a certificate or certificates representing the Shares to be issued to Lilly pursuant to the provisions of Section 5 of this Amendment.

     5.   Consideration.

          5.1 Consideration for Amendment. In consideration of Lilly's agreement to amend the Agreement to exclude Japan from the Territory as provided in Section 1.2 hereof and Lilly's agreement as set forth in Section 13 hereof, on the Settlement Date, CNTO shall issue to Lilly such number of shares ("Amendment Shares") of CNTO's common stock, par value $ .01 per share ("Common Stock"), as determined by dividing XXXXXXXXXX by the average of the last reported sale price per share of CNTO Common Stock on the NASDAQ National Market for the five (5) Trading Days (hereinafter defined as in Section 5.3 hereof) immediately preceding the Settlement Date (the "Average Price").

          5.2 Other Consideration. In consideration of XXXXXXXXXX, which the parties acknowledge will strengthen scientific and marketing support for ReoPro, and in consideration of Lilly's agreements with respect to the development XXXXXXXXXX as described in Section 2 and 3 above, on the Settlement Date, CNTO shall issue to Lilly such number of shares ("Other Shares"; and together with the Amendment Shares, the "Shares") of CNTO's Common Stock, as determined by dividing XXXXXXXXXX by the Average Price.

          5.3  Post-Closing Adjustment.

               (a) If the Registration Statement (as defined in Section 7.1 hereof) is declared effective by the Securities and Exchange Commission ("SEC") within the five (5) Trading Days (as hereinafter defined) immediately following the Settlement Date, no post-closing adjustment shall be made to the consideration set forth in Section 5.1 and 5.2 hereof. For the purposes of this Amendment, a "Trading Day" shall mean a day on which the NASDAQ National Market is open for business. The date on which the Registration Statement is declared effective is referred to herein as the "Registration Date".

               (b) If the Registration Statement is not declared effective by the SEC within the five (5) Trading Days immediately following the Settlement Date, a post-closing adjustment shall be calculated as follows:

                    (i) if the product of X, the average of the last reported sale price per share of CNTO Common Stock on the NASDAQ National Market for the five Trading Days immediately preceding the Registration Date (the "Registration Date Closing Price"), multiplied by Y, the total number of Shares or Shortfall Shares, whichever may be the case, issued to Lilly under this Amendment, is less than $27,000,000, then CNTO shall pay the difference (the "Shortfall Amount") to Lilly within five (5) business days following the Registration Date. CNTO shall have the option of paying the Shortfall Amount in cash or in shares of CNTO Common Stock; or

                    (ii) if the product of X, the Registration Date Closing Price, multiplied by Y, the total number of Shares issued to Lilly under this Agreement, is greater than $27,000,000, then Lilly shall pay the difference (the "Excess Amount"). Lilly shall pay the Excess Amount to CNTO within five (5) business days following the Registration Date. Lilly shall have the option of paying the Excess Amount in cash or in shares of CNTO Common Stock.

               (c) If CNTO is obligated to pay the Shortfall Amount and elects to make such payment in shares of CNTO Common Stock: (i) the number of shares (the "Shortfall Shares") of CNTO Common Stock to be delivered to Lilly shall be determined by dividing the Shortfall Amount by the Registration Date Closing Price; and (ii) the provisions of this Section 5.3 and Sections 5.4, 6, 7 and 11 of this Amendment shall apply to the Shortfall Shares as if they were "Shares" as such term is used in those Sections; provided, however, that with respect to the Shortfall Shares, references to the Settlement Date shall mean the date the Shortfall Shares are delivered by CNTO to Lilly and references to the $27,000,000 shall mean the Shortfall Amount.

               (d) If Lilly is obligated to pay the Excess Amount and elects to make such payment in shares of CNTO Common Stock the number of shares of CNTO Common Stock to be delivered to CNTO shall be determined by dividing the Excess Amount by the Registration Date Closing Price.

          5.4 Late Fee Penalty. In the event that the Registration Date does not occur within five (5) Trading Days immediately following the Settlement Date, a daily late fee penalty shall be imposed on CNTO for each day after the Settlement Date through the day immediately prior to the Registration Date (the "Late Fee"). The daily Late Fee imposed shall be equal to the United States three-month Treasury Bill interest rate, divided by 365 days, as quoted in the Wall Street Journal as of the Settlement Date, multiplied by Seventeen Million Dollars ($17,000,000). The Late Fees shall be due and payable to Lilly thirty
(30) days after the Settlement Date and to the extent applicable every thirty
(30) days thereafter.

     6.   Restriction of Transferability

          6.1 Transfers Generally. The Shares shall be transferable only upon the conditions specified in this Section 6, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended, and the Regulations promulgated thereunder or with respect thereto, or any successor or substitute laws (the "1933 Act").

          6.2  Transfers of Shares Pursuant to Registration Statements and Rule
144. The Shares may be offered or sold by Lilly pursuant to (a) an effective registration statement under the 1933 Act, or (b) to the extent applicable, Rule 144 ("Rule 144") as promulgated by the Securities and Exchange Commission ("SEC") under the 1933 Act.

          6.3 Other Transfers. Lilly may transfer any or all of the Shares, without registration or without compliance with the provisions of Rule 144, so long as it so notifies CNTO and such notification is accompanied by an opinion of counsel reasonably acceptable to CNTO to the effect that such transfer may be made without registration under the 1933 Act of the Shares sought to be transferred.

          6.4. Restrictive Legends. Until otherwise permitted by Section 6.5 hereof, each certificate representing any of the Shares shall bear a legend in substantially the following form:

          THE SALE, DISPOSITION OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERS SPECIFIED IN THAT CERTAIN AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT DATED AS OF JUNE 26, 1996, BETWEEN CENTOCOR, INC., CENTOCOR B.V. AND ELI LILLY AND COMPANY, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS TO ANY TRANSFER WHICH ARE SET FORTH IN SUCH AGREEMENT HAVE BEEN SATISFIED. A COPY OF THE FORM OF SUCH AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF CENTOCOR, INC. AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR HAVE ANY OF THEM BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, THE RULES AND REGULATIONS

     PROMULGATED THEREUNDER, AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS AND REGULATIONS.

          6.5 Termination of Restrictions. All restrictions imposed on the Shares pursuant to this Section 6 shall cease and terminate automatically as to any particular Shares when such Shares (a) shall have been effectively registered under the 1933 Act (whether pursuant to the provisions of Section 7 hereof, or otherwise) and applicable state securities or blue sky laws, (b) shall have been sold under and pursuant to Rule 144, or (c) shall be eligible to be sold under and pursuant to subsection (k) of Rule 144.

     7.   S-3 Registration Rights.

          7.1 Registration Rights. CNTO will, at its sole expense, within five (5) days following the Settlement Date, file a registration statement (the "Registration Statement") with respect to the Shares on Form S-3 under the 1933 Act in a manner that will, upon being declared effective, constitute a "shelf" registration for purposes of Rule 415 under the 1933 Act, pursuant to which Lilly may sell the Shares, from time to time and in such amounts as Lilly may hereafter determine in its discretion, all in a manner consistent with the applicable provisions of the 1933 Act, and the Exchange Act of 1934, as amended, and the Regulations promulgated thereunder or with respect thereto, or any successor or substitute laws (the "1934 Act"). CNTO will, at its sole expense, promptly register or qualify the Shares under such other securities or blue sky laws of such jurisdictions within the United States as Lilly may reasonably request and do any and all other acts and things which may be necessary or desirable to enable Lilly to consummate the public sale or other disposition in such jurisdictions of the Shares.

          7.2 Other Filings. With respect to registration under Section 7.1, until the second anniversary of the Settlement Date, CNTO shall prepare and file such amendments, post effective amendments and periodic reports under the 1934 Act as may be necessary (a) to keep the Registration Statement continuously effective, and (b) to ensure that the Registration Statement, including all documents incorporated into the Registration Statement, does not contain any untrue statement of a material fact or omission of a material fact necessary to make the statements made therein not misleading. Notwithstanding the foregoing, CNTO shall not be required to update, pursuant to this Section 7.2, any document during a period when CNTO shall, in good faith and using reasonable business judgment, believe that the premature disclosure of any event or information would have a material adverse effect on, or not to be in the best interests of CNTO and that such disclosure is not then required under the 1934 Act. In such case, CNTO shall notify Lilly immediately that it has reached such a judgment, without disclosing to Lilly the underlying event or information. Lilly hereby agrees, that upon receipt of such notice from CNTO, Lilly shall forthwith discontinue any disposition of the Shares until Lilly's receipt of the copies of the supplemented or amended prospectus, and, if so directed by CNTO, Lilly shall deliver to CNTO all copies in its possession, other than permanent file copies then in Lilly's possession, of the prospectus covering such Shares current at the time of receipt of such notice. Notwithstanding anything to the contrary in this Amendment, CNTO shall use its commercially reasonable efforts to provide Lilly with copies of the supplemented or amended prospectus or any other related updated document pertaining to such event or information described in this Section 7.2 as soon as reasonably practicable and in any event not later than thirty (30) days after Lilly receives notice from CNTO as described in this Section 7.2.

          7.3 Further Actions by Lilly. Lilly agrees to furnish to CNTO, in writing, such information with respect to itself and the proposed distribution by it, and to execute such documents regarding the Shares received by it hereunder, and the intended method of disposition thereof as CNTO shall reasonably request and as shall be required in connection with the actions to be taken by CNTO under the provisions of this Section 7.

     8. Representations and Warranties of Centocor. CNTO and CBV each represent and warrant as follows:

          8.1 Organization and Good Standing. Each of CNTO and CBV is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership of its property makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 8.8), and is authorized to own or lease its properties and to carry on its business as it is now being conducted. The copies of CNTO's Articles of Incorporation, as amended and restated, and Bylaws, in the forms attached hereto as Exhibit A, are complete and correct.

          8.2 Corporate Power and Authority: Enforceability. CNTO and CBV each have the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Amendment and to consummate the transactions contemplated hereby. The execution, delivery and performance by CNTO and CBV of this Amendment and the consummation by CNTO and CBV of the transactions contemplated hereby, have been duly authorized by all necessary action (corporate or otherwise) on its part. This Amendment constitutes a legal, valid and binding obligation of CNTO and CBV, enforceable in accordance with its terms.

          8.3. Validity of Contemplated Transactions. The execution, delivery and performance by CNTO and CBV of this Amendment, and the consummation by them of the transactions contemplated hereby, do not, and will not (a) violate or contravene any provision of CNTO's or CBV's charter or bylaws; (b) violate, breach, conflict with, constitute under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of, any agreement, contracts, indenture, lease, license, or mortgage to which CNTO or CBV is a party, or by which CNTO or CBV or any of CNTO's or CBV's properties or assets are bound; or (c) violate any provision of any law, permit or court order applicable to CNTO or CBV.

          8.4 Litigation, Judgments, Orders, Etc. Except as otherwise disclosed herein, in any Schedule or Exhibit hereto, or set forth in Schedule
8.4 hereto, no suit, action, proceeding or investigation is pending or, to the knowledge of CNTO or CBV, threatened against CNTO or CBV or any of its subsidiaries or affiliates, which, if determined adversely to such parties, would (i) prohibit the execution or delivery of this Amendment or the ability of CNTO or CBV to consummate the transactions contemplated hereby, (ii) prohibit the issuance and sale of the Shares pursuant to this Amendment, or (iii) have a Material Adverse Effect. Except as set forth in Schedule 8.4 hereto, CNTO or CBV is not the subject of or bound by or otherwise affected by any outstanding judgments or decrees of any court or governmental agency that would have a Material Adverse Effect.

          8.5 Capitalization; Ownership of CBV. CNTO's total authorized capital stock consists of 100,000,000 shares of Common Stock, of which 67,692,301 shares were issued and outstanding on May 31, 1996, all of which have been validly issued, and are fully paid and non-assessable, and 10,000,000 shares of Preferred Stock, none of which shares are presently issued. Since May 31, 1996, CNTO has not issued any shares of Common Stock other than shares of Common Stock issued pursuant to existing Derivative Securities (as defined below), as set forth on Schedule 8.5 hereto. Except for such existing Derivative Securities, CNTO does not have outstanding any Derivative Securities or any commitments to issue any Derivative Securities. For the purposes of this Amendment, the term "Derivative Securities" shall have the meaning ascribed to in under Rule 16a-1(c) as promulgated by the SEC under the 1934 Act. CBV is a direct, wholly-owned subsidiary of CNTO.

          8.6 Issuance of the Shares. The Shares, when issued and delivered to Lilly pursuant to and in accordance with the terms of this Amendment, (a) will have been validly issued, fully paid and non-assessable, (b) will be free and clear of any liens, (c) will have been issued without violation of any preemptive or other right to purchase Common Stock, and (d) based in part on representations of Lilly in this Amendment, will have been issued in compliance with all applicable federal and state securities laws.

          8.7 Other Securities and Financial Statement Matters. CNTO has duly filed in a timely manner (without any permitted extension) all reports required to be filed by CNTO with the SEC under the 1934 Act (the "SEC Reports"). The SEC Reports (including, in each case, without limiting the generality thereof, the audited and unaudited financial statements of CNTO included therein) when filed contained all statements required to be stated therein in accordance with the 1934 Act and did not contain any untrue statement of material fact or omit to state a material fact necessary to make any of the statements contained therein not misleading in light of the circumstances under which they were made and otherwise complied in all material respects with the applicable requirements of the 1934 Act. The consolidated financial statements included in the SEC Reports comply as to form with the requirements of Regulation S-X, as promulgated by the SEC under the 1933 Act and are derived from the applicable books and records of CNTO, have been prepared in conformity with generally accepted accounting principles (as required by Regulation S-X) and present fairly the financial condition, results of operations, changes in security holders' equity and cash flows of CNTO on a consolidated basis, as at the close of business, or for the period ended, on the date of each of such financial statements.

          8.8 Absence of Certain Changes or Events. Except as disclosed in the financial statements referred to in Section 8.7 and CNTO's Annual Report on Form 10-K for the year ended December 31, 1995 and CNTO's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, or as otherwise disclosed herein, in any Schedule or Exhibit hereto or listed on Schedule 8.8 hereto, since March 31, 1996, neither CNTO nor any of its subsidiaries or affiliates has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to CNTO and its subsidiaries and affiliates, taken as a whole, and there has not been
(i) any material change in the capital stock or indebtedness of CNTO or its subsidiaries or affiliates that would have a Material Adverse Effect (as defined below), or (ii) any event, change or occurrence which individually or in the aggregate might (x) have a material adverse effect on the condition (financial or other), assets, business, or results of operations of CNTO and its subsidiaries and affiliates, taken as a whole, (y) materially adversely affect CNTO's ability to consummate any of the transactions contemplated hereby or to perform its obligations under this Amendment or the Agreement or (z) materially adversely affect CNTO's or any of its subsidiaries' or affiliates' rights in or to the HA-lA (TM) human monoclonal antibody pharmaceutical product known as "Centoxin(R)" or the 7E3 (TM) monoclonal antibody pharmaceutical product known as "ReoPro(R)" (each of (x), (y) and (z) being referred to herein, individually or in the aggregate as a "Material Adverse Effect"). Except for Derivative Securities defined in Section 8.5 above, CNTO has not issued, or agreed to issue, any securities or other instruments convertible into, exchangeable for or exercisable into CNTO securities that would have a Material Adverse Effect. No event has occurred since March 31, 1996, with respect to which CNTO would be required to file a Current Report on Form 8-K under the 1934 Act.

          8.9 Governmental Consents. Except for the filing of the Registration Statement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority in the United States on the part of CNTO and CBV is required in connection with the consummation of the transactions contemplated by this Amendment.

          8.10 Absence of Undisclosed Liabilities. Except as disclosed in the financial statements referred to in Section 8.7, CNTO's Annual Report on Form 10-K for the year ended December 31, 1995 and CNTO's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and as set forth in Schedule 8.10 hereto, there are no debts, liabilities or obligations, contingent or otherwise, of CNTO or its subsidiaries or affiliates that would have a Material Adverse Effect.

          8.11 Completeness of Disclosure. Neither this Amendment, any statements made by officers of CNTO or CBV nor any instruments or certificates made or delivered by CNTO or CBV in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading and the other documents delivered in connection herewith, taken as a whole, together with such statements, instruments or certificates do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

          8.12 Use of Form S-3. CNTO currently meets the conditions necessary for use of a registration statement on Form S-3 under the 1933 Act.

          8.13 Brokers and Finders. CNTO has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Amendment who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     9.   Representations and Warranties of Lilly.

          9.1 Organization and Good Standing. Lilly is a corporation duly organized and validly existing under the laws of the State of Indiana.

          9.2 Corporate Power and Authority; Enforceability. Lilly has the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Amendment and to consummate the transactions contemplated hereby. The execution, delivery and performance by Lilly of this Amendment and the consummation by Lilly of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on its part. This Amendment constitutes a legal, valid and binding obligation of Lilly, enforceable in accordance with its terms.

          9.3 Validity of Contemplated Transactions. The execution, delivery and performance by Lilly of this Amendment and the consummation by it of the transactions contemplated hereby do not, and will not (a) violate or contravene any provision of Lilly's charter or bylaws; (b) violate, breach, conflict with, constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity, or effectiveness of, any agreement, contract, indenture, lease, license, or mortgage to which Lilly is a party or by which Lilly is bound; (c) violate any provision of any law, permit or court order applicable to Lilly; or (d) require any permit or consent of any governmental authority to be obtained by Lilly which has not been obtained.

          9.4 Litigation Compliance with Laws. There is no litigation pending or, to Lilly's knowledge, threatened against or related to Lilly nor any failure to comply with, violation of or any default under, any law, permit or court order applicable to Lilly, in each case which would have a material adverse effect on the ability of Lilly to execute, deliver and perform this Amendment or on the ability of Lilly to consummate the transactions contemplated hereby.

          9.5 1933 Act Representations. Lilly is an "accredited investor" within the meaning of Regulation D as promulgated by the SEC under the 1933 Act. Lilly has such experience in financial and business matters such that it is capable of evaluating the merits and risks of purchasing the Shares. Lilly is acquiring the Shares for its own account, with no present intention of transferring, distributing or reselling the Shares, or any part thereof, all without prejudice, however, to the rights of Lilly at any time, in accordance with this Amendment, lawfully to sell or otherwise dispose of all or any part of the Shares.

          9.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority in the United States on the part of Lilly is required in connection with the consummation of the transactions contemplated by this Amendment.

          9.7 Completeness of Disclosure. Neither this Amendment, any statements made by officers of Lilly nor any instruments or certificates made or delivered by Lilly in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading and the other documents delivered in connection herewith, taken as a whole, together with such statements, instruments or certificates do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

          9.8 Brokers and Finders. Lilly has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Amendment who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof.

     10.  Conditions to Closing.

          10.1. Conditions to Obligations of Centocor. The obligations of Centocor to consummate the transactions contemplated by this Amendment at the Closing shall be subject to the satisfaction or waiver by Centocor on or prior to the Closing Date of the following conditions:

               (a) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of Lilly contained in this Amendment shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Lilly to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

               (b) No Order. There shall not have been issued and be in effect any injunction (temporary or permanent), order, decree, judgment of or in any court or tribunal of competent jurisdiction (an "Order") which prohibits the consummation of the purchase and sale of the Shares or which materially restricts Centocor's ability to achieve the benefits of the transactions set forth in the Amendment.

          10.2. Conditions to Obligations of Centocor. The obligations of Lilly to consummate the transactions contemplated by this Amendment at the closing shall be subject to the satisfaction or waiver by Lilly on or prior to the Closing Date of the following conditions:

               (a) Accuracy of Representations and Warranties; Performance of Covenants. Each of the representations and warranties of Centocor contained in this Amendment shall be true and correct in all material respects when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date (except representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Centocor to be performed on or prior to the Closing Date shall have been duly performed in all material respects.

               (b) No Order. There shall not have been issued and be in effect any Order which prohibits the consummation of the purchase and sale of the Shares or which materially restricts Lilly's ability to achieve the benefits of the transactions set forth in the Amendment.

               (c) Consents. Centocor shall have obtained all consents or approvals of any third party, if any, which are necessary for or in connection with the execution and delivery of this Amendment or the performance of Centocor under this Amendment.

               (d) Opinion of Counsel. Lilly shall have received from Duane Morris & Heckscher, counsel for Centocor, an opinion dated as of the Closing Date, in form and substance reasonably satisfactory to Lilly as described below (an opinion of counsel from CNTO's in-house counsel, George D. Hobbs, with respect to subsections (iii) and (iv) below is satisfactory to Lilly provided the form and substance of such opinion remains the same as described below):

                    (i) CNTO is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                    (ii) CNTO has the requisite power and authority (corporate and otherwise) to execute, deliver and perform this Amendment and to consummate the transactions contemplated hereby. The execution, delivery and performance by CNTO of this Amendment and the consummation by CNTO of the transactions contemplated hereby, have been duly authorized by all necessary action (corporate or otherwise) on its part. This Amendment constitutes a legal, valid and binding obligation of CNTO, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and the availability of equitable remedies which are subject to the discretion of the court before which any proceeding is brought;

                    (iii) The execution, delivery and performance by CNTO and CBV of this Amendment, and the consummation by them of the transactions contemplated hereby, do not, and will not violate or contravene any provision of CNTO's or CBV's Articles of Incorporation, Charter or bylaws;

                    (iv) Except as otherwise disclosed herein, in any Schedule or Exhibit hereto, or set forth in Schedule 8.4 hereto, such counsel is not aware of any suit, action, proceeding or investigation pending or threatened against CNTO or CBV or any of its subsidiaries or affiliates, which, if determined adversely to such parties, would (i) prohibit the execution or delivery of this Amendment, (ii) prohibit the issuance and sale of the Shares pursuant to this Amendment, or (iii) have a Material Adverse Effect. To the best of such counsel's knowledge, except as set forth in Schedule 8.4 hereto, CNTO or CBV is not the subject of or bound by or otherwise affected by any outstanding judgments or decrees of any court or governmental agency that would have a Material Adverse Effect;

                    (v) The Shares, when issued and delivered to Lilly pursuant to and in accordance with the terms of this Amendment, (a) will have been validly issued and will be fully paid and non-assessable, (b) will be free and clear of any liens, (c) to such counsel's knowledge, will have been issued without violation of any preemptive or other right to purchase Common Stock, and
(d) based in part on representations of Lilly in this Amendment, be issued in compliance with all applicable federal and state securities laws; and

                    (vi) CNTO currently meets the conditions necessary for use of a registration statement on Form S-3 under the 1933 Act.

     11.  Indemnification.

          (a) In the event of any registration of any of the Shares under the 1933 Act pursuant to this Amendment, Centocor (notwithstanding anything to the contrary in this Amendment, for purposes of this Section 11, Centocor shall mean CNTO and CBV each jointly and separately) shall indemnify and hold harmless Lilly with respect to the sale of such Shares against any losses, claims, damages or liabilities, joint or several, to which Lilly may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, in any registration statement under which such Shares were registered under the 1933 Act pursuant to the provisions of Section 7 of this Amendment, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any Shares being registered, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Lilly for any legal or other expenses reasonably incurred by Lilly in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Centocor shall not be liable to Lilly in any such case to the extent that any such loss, claim damage or liability arises out of or is based upon (i) any alleged untrue statements or alleged omissions made in such registration statement, prospectus, summary prospectus, prospectus, or amendment or supplement thereto that is made in reliance upon and in conformity with written information furnished to Centocor by Lilly, as the case may be, specifically for use therein, or (ii) any alleged untrue statement or alleged omission in a preliminary prospectus if the final prospectus (or the final prospectus as amended or supplemented before confirmation of sale) corrects such alleged untrue statement or omission and a copy of the final prospectus (as so amended or supplemented) was not sent or given to the person or persons alleging such untrue statement or omission at or before the confirmation of any sale thereto in any case where such delivery is required by the 1933 Act, unless the failure to deliver the final prospectus (as so amended or supplemented) was the result of non-compliance by Centocor with the requirements of the 1933 Act pertaining to furnishing to each seller such numbers of copies of prospectus, including a preliminary prospectus, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Shares owned by such seller. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Lilly, and shall survive transfer of such Shares by Lilly.

               (b) Lilly shall indemnify and hold harmless, Centocor, its directors and officers, and each other person, if any, who controls Centocor, against any losses, claims, damages or liabilities, joint or several, to which Centocor or any such director or officer, or any controlling person of Centocor may become subject under the 1933 Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement or any material fact contained in any registration statement under which Shares belonging to Lilly were registered under the 1933 Act, pursuant to Section 7 of this Amendment, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any such Shares being registered, or any amendment or supplement thereto, or (ii) any alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of (i) or (ii) to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such registration statement, preliminary prospectus, summary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Centocor by Lilly specifically for use therein, and then only to the extent that such alleged untrue statements of alleged omissions by Lilly were not based on the authority of an expert as to which Lilly had no reasonable ground to believe, and did not believe, that the statements made on the authority of such expert were untrue or that there was an omission to state a material fact, and shall reimburse Centocor or such director, officer, or controlling person of Centocor for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding the provisions of this Section 11(b), the aggregate liability of Lilly pursuant to the foregoing indemnity provisions shall not exceed the net proceeds (before deducting expenses) received by Lilly and its affiliates from the Shares sold by it pursuant to such registration.

               (c)  Indemnification similar to that specified in subparagraphs
(a) and (b) of this Section 11 shall be given by Centocor and Lilly (with such modifications as shall be appropriate) covered by any registration or other qualification of Shares under any federal or state securities law or regulation other than the 1933 Act with respect to any such registration or other qualification effected pursuant to the provisions of this Amendment.

               (d) If the Indemnification provided for in this Section 11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (hereinafter defined as in Section 11(e) hereof) with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party (hereinafter defined as in Section 11(e) hereof) in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) In the event Centocor or any holder of Shares receives a complaint, claim or other notice of any loss, claim or damage, liability or act, giving rise to a claim for indemnification or contribution under subparagraphs
(a), (b), (c) or (d) of this Section 11, the person claiming indemnification (the "Indemnified Party") under any such subparagraph shall promptly notify the person against whom indemnification is sought (the "Indemnifying Party") or such complaint, notice, claim or action, and the Indemnifying Party shall have the right to investigate and defend any such loss, claim, damage, liability or action. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party. In no event shall the Indemnifying Party be obligated to indemnify any person for any settlement of any claim or action effected without the Indemnifying Party's written consent.

     12. Regulatory Compliance. Centocor shall comply with all applicable regulatory requirements, including, without limitation, those provisions of
Article VIII of the Agreement relating to reporting Adverse Drug Events and communications with regulatory agencies with respect to ReoPro in Japan, and if

Centocor enters into any agreement with a third party relating to ReoPro in Japan, Centocor shall use its best efforts to cause such third party to comply with such requirements, including, if applicable, reporting of Adverse Drug Events to Lilly.

     13. Trademark Assignment. Lilly hereby agrees to use its best efforts to take any and all actions necessary to promptly transfer to Centocor, Lilly's rights to the Japanese trademark application No. 89722/94 pertaining to "ReoPro" in Japan, together with all goodwill associated therewith for use only in Japan.

     14.  Miscellaneous.

          (a) All references to the "Agreement" in any documents and instruments executed by the parties in connection with the Agreement, shall be deemed to refer to the Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

          (b) The parties hereto agree to do such further acts and to execute and deliver to each other such additional agreements, instruments and documents as may be reasonably required to carry out the purpose of this Amendment.

          (c) This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

          (d) The Agreement and this Amendment may be modified or amended by the parties hereto only by a written agreement executed by the party against whom a change is to be enforced.

          (e) This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

     15. Ratification and Confirmation. Except as amended hereby, all of the terms and provisions of the Agreement and documents executed in accordance therewith shall remain in full force and effect and, except as expressly amended hereby, are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers on the date first above written.


CENTOCOR, INC.

     /s/ Dominic J. Caruso
------------------------------------------------
By:     Dominic J. Caruso
Title:  Vice President of Finance and
        Chief Financial Officer


CENTOCOR B.V.

     /s/ David P. Holveck
------------------------------------------------
By:     David P. Holveck
Title:  President and Chief Executive Officer of Centocor Inc.
        and Managing Director, Centocor, B.V.


ELI LILLY AND COMPANY

     /s/ Sidney Taurel
------------------------------------------------
By:     Sidney Taurel
Title:  President and Chief Operating Officer